Exhibit 99.1

Datawatch Announces First Quarter Fiscal 2018 Financial Results

Total revenue increases 16% year over year; license revenue up 28%

Bedford, Mass.—January 25, 2018—Datawatch Corporation (NASDAQ-CM: DWCH), a leading global provider of self-service data preparation and fast data analytics solutions, today announced that total revenue for its first quarter of fiscal 2018 ended December 31, 2017 was $9.59 million, an increase of 16% from total revenue of $8.23 million in the first quarter of fiscal 2017. License revenue for the first quarter of fiscal 2018 was $5.56 million, a 28% increase from the $4.36 million recorded in the same quarter a year ago. Deferred revenue as of December 31, 2017 was $12.26 million, a 20% increase compared to $10.20 million as of December 31, 2016. Total bookings for the first quarter of fiscal 2018 were $10.24 million, an 18% increase from the $8.65 million of bookings recorded in the same quarter a year ago.

Net loss for the first quarter of fiscal 2018 was ($0.83) million, or ($0.07) per diluted share, compared to a net loss of ($2.23) million, or ($0.19) per diluted share, for the year ago period. Excluding the effects of the amortization associated with the purchase of certain intellectual property and other intangible assets and share-based compensation, the Company’s non–GAAP net loss for its first quarter of fiscal 2018 was ($66,000), or ($0.01) per diluted share, compared to a non-GAAP net loss of ($1.28) million, or ($0.11) per diluted share, for the first quarter of fiscal 2017.

“Our first quarter results reflect a solid start to fiscal 2018, building off of our strong performance in fiscal 2017, with subscription bookings, partner contribution and new logos from the recently formed ‘hunter’ team all exceeding our expectations for the quarter,” said Michael A. Morrison, president and chief executive officer of Datawatch. “The market for data preparation and modern analytics solutions clearly is increasingly robust, and our technology differentiation provides us with meaningful competitive advantages – particularly our cloud-ready Monarch Swarm platform that has been exceptionally well-received by the market.”

Mr. Morrison concluded, “I am particularly pleased that we exited the first fiscal quarter with our pipeline coverage healthier than it has ever been, helped in part by the positive market reception to Monarch Swarm as well as the opportunities generated by the strategic partner outreach that we ramped up in the second half of fiscal 2017. We will maintain the focused sales discipline we demonstrated throughout fiscal 2017 to execute on this pipeline, which should serve us well and position us nicely to achieve our fiscal 2018 goals.”

James L. Eliason, chief financial officer, commented, “With our consistently strong financial results, we are making additional targeted investments, primarily in lead generation programs and quota-carrying sales reps, to drive future revenue growth, while we also maintain the discipline over our quarterly expense run-rate. We remain committed to achieving non-GAAP operating profitability for fiscal year 2018.”

First Quarter Fiscal 2018 Business Highlights

•	Datawatch continued to lead the way in innovation with the November 2017 official release of Monarch Swarm, the industry’s first team-driven, enterprise data preparation and socialization platform designed to speed collaboration and uphold governance practices.

•	Slemma, a provider of analytics and dashboard software for small and medium-sized businesses, is integrating Monarch Swarm into its data visualization solution to enhance data access, data preparation, information sharing and team collaboration.

•	Datawatch announced a joint technology partnership with Sage Group, a market leader in cloud accounting and human capital management software, to leverage the Monarch data preparation platform to enable Sage and its global partners to accelerate product implementations and simplify data preparation for migration to Sage’s cloud solutions.

•	Optum, a leading technology-enabled health services business and part of UnitedHealth Group, expanded its Monarch deployment to access and blend data from a variety of healthcare systems to eliminate manual processes and enhance business agility for revenue assurance and reporting.

First Quarter Fiscal 2018 Financial Highlights

•	Cash and short-term investments were $29.8 million at December 31, 2017, down from $30.5 million at September 30, 2017 but up from $26.3 million at December 31, 2016.

•	Gross margin (excluding IP amortization expense) for the first quarter of fiscal 2018 was 92%, as compared to 91% for the first quarter of fiscal 2017.

•	Days sales outstanding were 67 days at December 31, 2017, compared to 77 days at December 31, 2016.

•	There were seven six-figure license deals in the first quarter this fiscal year, compared to five in the first quarter of fiscal 2017.

•	The average deal size in the first quarter of fiscal 2018 was $49,000, an increase from $40,000 in the first quarter of fiscal 2017.

•	Deferred revenue reached $12.3 million at December 31, 2017, a 20% increase from $10.2 million at December 31, 2016.

Conference Call

Datawatch’s first quarter of fiscal year 2018 earnings conference call will take place today, Thursday, January 25, 2018 at 5:00 p.m. Eastern Time. The toll-free number to access the conference call is (877) 407-0782. Internationally, the call may be accessed by dialing (201) 689-8567. The conference call will be broadcast live on the Internet at:

http://www.investorcalendar.com/event/23560. It is recommended that listeners register to participate and download any necessary audio software from the website 15 minutes prior to the scheduled call. An archived replay of the broadcast will be available for 90 days at the same location.

About Datawatch Corporation

Datawatch Corporation (NASDAQ-CM: DWCH) enables ordinary users to deliver extraordinary results with all their data.  Datawatch can unlock data from the widest variety of sources and prepare it for use with visualization tools or other business processes.  When real-time visibility to rapidly changing data is critical, Datawatch enables you to visualize streaming data for the most demanding business environments such as capital markets. Organizations of all sizes in more than 100 countries worldwide use Datawatch products including 93 of the Fortune 100. Datawatch is headquartered in Bedford, Massachusetts with offices in New York, London, Frankfurt, Stockholm, Singapore, and Manila. To learn more about Datawatch or download a free version of its enterprise software, please visit: www.datawatch.com.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995

Any statements contained in this press release that do not describe historical facts may constitute forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. Any such statements, including but not limited to those relating to results of operations, contained herein are based on current expectations, but are subject to a number of risks and uncertainties that may cause actual results to differ materially from expectations. The factors that could cause actual future results to differ materially from current expectations include the following:; risks associated with fluctuations in quarterly operating results due, among other factors, to the long sales cycle with enterprise customers and the size and timing of large customer orders; risks associated with acquisitions; the risk that our goodwill resulting from acquisitions may become impaired and require a write-down; limitations on the effectiveness of internal controls; rapid technological change; Datawatch’s dependence on the introduction of new products and product enhancements and possible delays in those introductions; competition in the software industry generally, and in the markets for next generation analytics in particular; Datawatch's dependence on its principal products, proprietary software technology and software licensed from third parties; Datawatch’s concentration of customers in the financial sector; risks associated with international sales and operations; risks associated with indirect distribution channels and co-marketing arrangements, many of which were only recently established; risks associated with a subscription sales model; Datawatch’s dependence on its ability to hire and retain skilled personnel; disruption or failure of Datawatch’s technology systems that may result from a natural disaster, cyber-attack, security breach or other catastrophic event; risks related to actions by activist stockholders, including the amount of related costs incurred by Datawatch and the disruption caused to Datawatch’s business activities by these actions; and uncertainty and additional costs that may result from evolving regulation of corporate governance and public disclosure. Further information on factors that could cause actual results to differ from those anticipated is detailed in various publicly-available documents, which include, but are not limited to, filings made by Datawatch from time to time with the Securities and Exchange Commission, including but not limited to, those appearing in the Company's Annual Report on Form 10-K for the year ended September 30, 2017. Any forward-looking statements should be considered in light of those factors.

Use of Non-GAAP Financial Information

We define non-GAAP net loss as U.S. Generally Accepted Accounting Principles (“GAAP”) net loss plus (i) amortization associated with the purchase of certain intellectual property and other intangible assets and (ii) share-based compensation. We discuss non-GAAP net loss in our quarterly earnings releases and certain other communications as we believe non-GAAP net loss is an important measure that is not calculated according to GAAP. We use non-GAAP net loss in internal forecasts and models when establishing internal operating budgets, supplementing the financial results and forecasts reported to our Board of Directors and evaluating short-term and long-term operating trends in our operations. We believe that non-GAAP net loss assists in providing an enhanced understanding of our underlying operational measures to manage the business, to evaluate performance compared to prior periods and the marketplace, and to establish operational goals. We believe that these non-GAAP financial adjustments are useful to investors because they allow investors to evaluate the effectiveness of the methodology and information used by management in our financial and operational decision-making.

Non-GAAP net loss is a non-GAAP financial measure and should not be considered in isolation or as a substitute for financial information provided in accordance with GAAP. This non-GAAP financial measure may not be computed in the same manner as similarly titled measures used by other companies. We expect to continue to incur expenses similar to the non-GAAP net loss financial adjustments described above, and investors should not infer from our presentation of this non-GAAP financial measure that these costs are unusual, infrequent or non-recurring.

The table below entitled “Non-GAAP Disclosure - Reconciliation of Net Loss to Non-GAAP Net Loss” reconciles the Company’s GAAP net loss to the Company’s non-GAAP net loss.

DATAWATCH CORPORATION

Condensed Consolidated Statements of Operations

Amounts in Thousands (except per share data)

(Unaudited)

	Three Months Ended
	December 31,
	2017	2016

REVENUE:
Software licenses	$5,558	$4,357
Maintenance	3,651	3,555
Professional services	376	321
Total revenue	9,585	8,233

COSTS AND EXPENSES:
Cost of software licenses	239	703
Cost of maintenance and services	604	532
Sales and marketing	4,698	4,747
Engineering and product development	2,498	2,203
General and administrative	2,425	2,215
Total costs and expenses	10,464	10,400

LOSS FROM OPERATIONS	(879)	(2,167)
Other income (expense)	60	(62)

LOSS BEFORE INCOME TAXES	(819)	(2,229)
Income tax expense	(9)	(2)

NET LOSS	$(828)	$(2,231)

Net loss per share - Basic	$(0.07)	$(0.19)
Net loss per share - Diluted	$(0.07)	$(0.19)
Weighted Average Shares Outstanding - Basic	12,298	11,951
Weighted Average Shares Outstanding - Diluted	12,298	11,951

Non-GAAP Disclosure - Reconciliation of Net Loss to Net Loss Excluding the Effects of Certain Items:

GAAP Net Loss	$(828)	$(2,231)
Add-back Amortization of Intangibles & IP	88	519
Add-back Share-Based Compensation	674	431
Subtotal of additions	762	950

Net Loss (non-GAAP)	$(66)	$(1,281)
Net loss per share - Basic	$(0.01)	$(0.11)
Net loss per share - Diluted	$(0.01)	$(0.11)
Weighted Average Shares Outstanding - Basic	12,298	11,951
Weighted Average Shares Outstanding - Diluted	12,298	11,951

DATAWATCH CORPORATION

 Condensed Consolidated Balance Sheets

 Amounts in Thousands

 (Unaudited)

	December 31,	September 30,
	2017	2017

Cash and cash equivalents	$29,759	$30,451
Accounts receivable, net	6,545	7,306
Prepaid expenses and other current assets	2,178	2,789
Total current assets	38,482	40,546

Property and equipment, net	1,012	1,064
Intangible and other assets, net	8,738	8,795

	$48,232	$50,405

Accounts payable and accrued expenses	$3,199	$5,881
Deferred revenue - current portion	12,011	11,303
Total current liabilities	15,210	17,184

Other long-term liabilities	672	692
Total long-term liabilities	672	692

Total shareholders' equity	32,350	32,529

	$48,232	$50,405

Investor Contact:
Datawatch Investor Relations
investor@datawatch.com
Phone: (978) 441-2200 ext. 8323

Media Contact:

Frank Moreno

Datawatch Corporation

Frank_Moreno@datawatch.com

Phone: (978) 441-2200 ext. 8322

Twitter: @datawatch

© 2018 Datawatch Corporation. Datawatch and the Datawatch logo are trademarks or registered trademarks of Datawatch Corporation in the United States and/or other countries. All other names are trademarks or registered trademarks of their respective companies.